Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert Leyne Lee, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-Q of Golden Global Corp. for the period ended Mach 31, 2015, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Golden Global Corp.

Dated: May 13, 2015

/s/ Robert Leyne Lee
Robert Leyne Lee President, Chief Executive Officer, and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)